Exhibit 99.1
NEWS RELEASE
Atmel Updates 2008 Fourth Quarter Outlook
Announces Immediate Actions to Reduce Costs
SAN JOSE, CA, December 15, 2008 . . . . Atmel® Corporation (NASDAQ: ATML) today announced that it is revising its fourth quarter 2008 business outlook as previously provided on October 29, 2008. The revised expectations reflect the global economic weakness and rapid slowdown in demand across the semiconductor industry. Atmel also announced new actions to reduce costs and manufacturing capacity, given the current environment.
The Company now estimates fourth quarter 2008 revenues will be down 12% to 18% from the $400 million recognized in the third quarter of 2008. Gross profit margins in the fourth quarter of 2008 are expected to be in the range of 37% to 38%. Atmel expects operating expenses to be at the lower end of its previously announced range of $125 million to $129 million.
“Atmel, like many companies in our industry, is seeing the effects of the broader economic decline, particularly in our memory and automotive product lines,” said Steven Laub, Atmel’s President and Chief Executive Officer. “We believe the actions we are taking to reduce costs and manufacturing capacity, together with our previously announced transformation plan, will mitigate these market challenges and support Atmel’s continued product leadership and market share gains.”
Atmel is taking actions to reduce operating expenses and align production with current market conditions. These actions include:
•	11% reduction in the Company’s North American workforce

•	10-day shutdown for non-manufacturing employees

•	Hiring freeze, except for critical positions

•	Strict controls on all discretionary spending
As a result of the workforce reduction, Atmel expects to realize approximately $18 million of savings on an annualized basis and incur one-time charges of approximately $4 million related to severance in the 2008 fourth quarter.
Atmel Corporation • 2325 Orchard Parkway • San Jose CA 95131 • Phone (408) 441-0311 • Fax (408) 487-2600

These actions are in addition to the previously announced 11-day shutdown of the Company’s manufacturing facilities in Colorado Springs, Colorado and Rousset, France. Atmel also affirmed that it has completed its previously announced redundancy plan in France, affecting approximately 200 positions.
Laub continued, “To manage through this environment, we are taking necessary and prudent steps to ensure Atmel’s competitiveness and our ability to serve our customers. Such decisions are difficult, and we are committed to helping smooth the transition for affected employees.”
About Atmel
Atmel is a worldwide leader in the design and manufacture of microcontrollers, advanced logic, mixed-signal, non-volatile memory and radio frequency (RF) components. Leveraging one of the industry’s broadest intellectual property (IP) technology portfolios, Atmel provides the electronics industry with complete system solutions focused on consumer, industrial, security, communications, computing and automotive markets.
Safe Harbor for Forward-Looking Statements
Information in this release regarding Atmel’s forecasts, outlook, expectations and beliefs are forward-looking statements that involve risks and uncertainties. These statements include statements about our fourth quarter 2008 business outlook and financial performance, markets for our products and market share gains, restructuring initiatives, cost savings, strategies and expected charges for our fourth quarter 2008. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include the Company’s ability to close business as expected this quarter in general and as a result of this press release, adjustments made in connection with closing the quarter and releasing financial statements, general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or Company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, the inability to realize the anticipated benefits of our recent strategic transactions, restructuring plans and other initiatives in a timely manner or at all, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, the market price of our common stock, unfavorable results of legal proceedings, and other risks detailed from time to time in Atmel’s SEC reports and filings, including our Form 10-K for the year ended December 31, 2007, filed on February 29, 2008, and our subsequent Form 10-Q reports.
Atmel Corporation • 2325 Orchard Parkway • San Jose CA 95131 • Phone (408) 441-0311 • Fax (408) 487-2600

Investor Contact:	Media Contact:
Robert Pursel	Barrett Golden / Sharon Stern
Director of Investor Relations	Joele Frank, Wilkinson Brimmer Katcher
408-487-2677	212-355-4449
Atmel Corporation • 2325 Orchard Parkway • San Jose CA 95131 • Phone (408) 441-0311 • Fax (408) 487-2600